                                                                    Exhibit 3.91

                                  F0990-0064

                           ARTICLES OF INCORPORATION

                                       OF

                      SCANDINAVIAN US SWIM & FITNESS, INC.
--------------------------------------------------------------------------------
                             (Name of Corporation)

     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

     FIRST. The name of said corporation shall be SCANDINAVIAN US SWIM & FITNESS, INC.

     SECOND. The place in Ohio where its principal office is to be located is
              Arkon                    ,           Summit County.
--------------------------------------- ----------------------------------------
     (City, Village or Township)

     THIRD. The purposes for which it is formed are:

     To lease with option to purchase the assets of a health and fitness spa in Minnesota;

     To operate health and fitness spas in Minnesota and any other state, and to do all things necessary and incidental or convenient thereto.

     To engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to Section 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH. The number of shares which the Corporation is authorized to have outstanding is 750 shares, all of which shall be Common shares without par value.

     FIFTH. No holder of shares of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether such shares or such class be now or hereafter authorized.

     SIXTH. The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.

     SEVENTH. Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two thirds of the voting power of the Corporation

                                   F0990-0065

or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class of shares thereof.

     EIGHTH. A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise. No contract or transaction shall be void or voidable with respect to a Corporation for the reason that it is between the Corporation and one or more of its directors or officers, or between the Corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee in good faith reasonably justified by such facts, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes the contract or transaction.

     NINTH. All directors shall severally or collectively consent in writing to any action to be taken by the Board of Directors, and such action shall be as valid a corporate action as though it had been authorized in a meeting of said Board. Said writing or writings, signed by all of the directors, shall be filed with or entered upon the records of the Corporation. A majority of the whole authorized number of directors may ratify any act of any officer or officers of the Corporation. A meeting of the directors may be held through any communications equipment if all persons participating therein can hear each other, which shall deem to constitute presence at a meeting of the directors.

     TENTH. The amount of capital with which the Corporation shall begin business will be not less than $500.00.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed its name this 20th day of August, 1986.


                                   1701.07 Service Corporation

                                   By: /s/ Roger W. Van Deusen
                                      ---------------------------------------
                                      Roger W. Van Deusen
                                      Vice President

                        CONSENT FOR USE OF SIMILAR NAME

     On the 20th day of August, 1986 the Board of Directors of Scandinavian Health Spa, Inc. passed the following resolution:

     Resolved that Scandinavian Health Spa, Inc. gives its consent to Scandinavian US Swim & Fitness, Inc. to the use of the name Scandinavian US Swim & Fitness, Inc.

                                   SCANDINAVIAN HEALTH SPA, INC.


                                   By: /s/ Michael Palumbo
                                      ---------------------------------------
                                      Secretary


Date: August 20th, 1986

                    ORIGINAL APPOINTMENT OF STATUTORY AGENT

     The undersigned, being at least a majority of the incorporators of Scandinavian US Swim & Fitness, Inc., hereby appoint 1701.07 Service Corporation, to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

     The complete address of the agent is 1801 E. Ninth Street, 1700 Ohio Savings Plaza, Cleveland, Cuyahoga County, Ohio, 44114.


                                   1701.07 SERVICE CORPORATION

                                   By: /s/ Roger W. Van Deusen
                                      ---------------------------------------
                                      Roger W. Van Deusen,
                                      Vice President

August 20th, 1986
------------------------
DATED

                          PROCEEDINGS OF INCORPORATOR

     On August 26, 1986, at Cleveland, the incorporator considered the advisability of ordering the offer, sale and issue of the shares of the Corporation in such a manner that qualified shareholders may receive the benefits of Section 1244 of the Internal Revenue Code. The incorporator then adopted the following resolutions:

     WHEREAS, the Corporation is a small business corporation as defined in
     Section 1244(c)(2) of the Internal Revenue Code of 1954; and

     WHEREAS, there is not now outstanding any offering, or portion thereof, of the Corporation to sell or issue any of its stock; and

     WHEREAS, the incorporator deems it advisable to offer for sale and issue 100 shares of the Common stock authorized by the Articles of Incorporation; and

     WHEREAS, it is further deemed advisable that the offer, sale and issue of such shares be effectuated in such a manner that qualified shareholders may receive the benefits of Section 1244 of the Internal Revenue Code of 1954;

     NOW, THEREFORE, BE IT RESOLVED that the incorporator shall and does hereby agree to accept subscriptions at Cleveland, Ohio for the purchase of the stock of the Corporation and to sell and issue up to 100 shares of the Common stock of the Corporation in a total dollar amount of not more than $500.00 at $5.00 per share payable in cash or other property (other than stock or securities) during the period of twenty-three (23) months from the date hereof or to the date when the Corporation shall make a subsequent offering of any stock, whichever date shall first occur.


                                        1701 07 SERVICE CORPORATION

                                        /s/ Roger W. Van Deusen
                                        --------------------------------------
                                        ROGER W. VAN DEUSEN, Vice President
                                                  Incorporator

                          PROCEEDINGS OF INCORPORATOR

     In accordance with the foregoing order, the following subscriptions were received:

                                SUBSCRIPTION(S)

     The undersigned hereby subscribe(s) for the number of shares of the Corporation set forth below and to pay therefor the consideration fixed by the incorporator(s):

-------------------------------------------------------------------------------
      DATE                      NAME                                   SHARES
-------------------------------------------------------------------------------
September 15, 1986                                                      -100-
                         SCANDINAVIAN HEALTH SPA, INC.

                          PROCEEDINGS OF INCORPORATOR

                                       OF

                      SCANDINAVIAN US SWIM & FITNESS, INC.

--------------------------------------------------------------------------------
                 RECEIPT OF SUBSCRIPTION(S) AND CERTIFICATE OF
                          PROCEEDINGS OF INCORPORATOR
--------------------------------------------------------------------------------

     The undersigned, incorporator of the Corporation, has received subscriptions for shares in an amount at least equal to the stated capital set forth in the Articles of Incorporation as that with which the Corporation will begin business.

     The incorporator further certifies that:

     (a) In accordance with Section 1701.01(f) of the Ohio Revised Code, the subscriber(s) aforesaid is/are the only shareholder(s) in fact.

     (b) The foregoing pages constitute a true and complete record of the minutes of the proceedings of the incorporator in the organization of the Corporation.

Dated at Cleveland, Ohio, the 25th day of August, 1986.

                                   1701.07 SERVICE CORPORATION


                                   /s/ Roger W. Van Deusen
                                   -----------------------------------------
                                   ROGER W. VAN DEUSEN, Vice President
                                                        Incorporator